Agreement and Plan of Reorganization

                                 by and between
                       Southern Group International, Inc.
                              a Florida corporation
                                       and
                               National Coal Corp.
                             a Tennessee corporation

                              dated: April 11, 2003







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                      AGREEMENT AND PLAN OF REORGANIZATION

                       Southern Group International, Inc.
                                       and
                               National Coal Corp.

         This Agreement and Plan of Reorganization ("Agreement"), dated as of April 11, 2003, among Southern Group International, Inc. (SGI), a Florida Corp-oration, National Coal Corp. ("NCC"), a Tennessee Corporation, and the subscrib-ing shareholders of National Coal Corp. ("NCC Shareholders") who will join this Agreement by execution.


                              W I T N E S S E T H:

         A. WHEREAS, NCC and SGI are corporations duly organized under the laws of the State of Tennessee and Florida, respectively.

         B. Plan of Reorganization. The subscribing NCC Shareholders are the owners of at least 100%of the issued and outstanding common stock of NCC. It is the intention that 100% of the issued and outstanding stock of NCC shall be acquired by SGI in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Exchange of Shares. SGI and the subscribing NCC Shareholders agree that 100% of the 17,100,000 common shares issued and outstanding of NCC shall be exchanged with SGI for 34,200,000 shares of the common stock of SGI. The SGI shares, on the closing date, shall be delivered ratably divided to the individ-ual subscribing shareholders of NCC in exchange for their NCC shares as herein-after set forth.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pur-suant to the provisions of the Florida Business Corporation Act.

         NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), the subscribing Shareholders of NCC shall exchange all of their shares of NCC (constituting at least 100% of the issued and outstanding common stock of NCC) for


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34,200,000 common shares of SGI common stock. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after joinder in this exchange by NCC Shareholders holding 100% of the outstanding NCC common shares, except that such transaction must be completed on or before May 31, 2003 or this Agreement shall expire unless extended in writing.

         On the Closing Date, all of the documents to be furnished to SGI and NCC, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 At the Effective Date, NCC shall become a wholly owned subsidiary of SGI. Shareholders shall receive pro rata shares of voting common stock as follows:

                  SGI shall issue 34,200,000 of its shares of common stock for 100% of the outstanding common shares of NCC to the subscribing shareholders of NCC, ratably according to their interests.

         1.3 If this Agreement is duly executed by the holders of 100% of the outstanding common stock of NCC, subject to the other provisions hereof, it shall become effective, and such date of final execution shall be the effective date of this Agreement.


                                   ARTICLE II

                         Issuance and Exchange of Shares

         2.1 The shares of $.001 par value common stock of SGI shall be issued by it to the subscribing NCC shareholders at Closing.

         2.2 SGI represents that no outstanding options or warrants for its unissued shares exist.

         2.3 The stock transfer books of NCC shall be closed on the Effective Date, and thereafter no transfers of the stock of NCC shall be made. NCC shall appoint an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of NCC, and to deliver in exchange for such surrendered certificates, shares of common stock of SGI. The authorization of the Exchange Agent may be terminated by SGI after six months following the Effective Date. Upon termination of such authorization, any shares of NCC and any funds held by the Exchange Agent for payment to NCC shareholders pursuant to this Agreement shall be transferred to SGI or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of NCC are not surrendered or the payment

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for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of SGI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of NCC shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.4 No fractional shares of SGI stock shall be issued as a result of the Agreement. Shares issued in exchange shall be rounded up to nearest whole share.

         2.5 At the Effective Date, each holder of a certificate or certificates representing common shares of NCC, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been validly asserted and perfected pursuant to Tennessee law shall not be converted into shares of SGI common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of NCC previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of NCC at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of NCC have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.


                                   ARTICLE III

                           Representations, Warranties
                      and Covenants of National Coal Corp.

         No representations or warranties are made by any director, officer, employee or shareholder of NCC as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "NCC Disclosure Statement"), if any. NCC hereby represents, warrants and covenants to SGI except as stated in the NCC Disclosure Statement, as follows:

         3.1 NCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Certificate of Incorporation and Bylaws of NCC are complete and accurate, and the minute books of NCC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of NCC.

         3.2 The aggregate number of shares which NCC is authorized to issue is 20,000,000 shares of common stock of which 17,100,000 shares are issued and outstanding.


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         3.3 NCC has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by NCC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of NCC.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by NCC's Board of Directors.

         3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of NCC, threatened against NCC or affecting any of its assets or properties, and to the knowledge of NCC' officers, NCC is not in any material breach or violation of or default under any contract or instrument to which NCC is a party, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to NCC.

         3.7 The representations and warranties of NCC shall be true and correct as of the date hereof and as of the Effective Date.

         3.8 No representation or warranty by NCC in this Agreement, the NCC Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.


                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                       Southern Group International, Inc..

         No representations or warranties are made by any director, officer, employee or shareholder of SGI as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         SGI hereby represents, warrants and covenants to NCC and its shareholders, except as stated in the SGI Disclosure Statement, as follows:

         4.1 SGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of SGI, copies of which have been delivered to NCC, are complete and accurate, and the minute books of SGI contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of SGI.

         4.2 The aggregate number of shares which SGI is authorized to issue is 80,000,000 shares of common stock and 10 million shares of preferred stock, of which 1,728,931 shares of such common stock are issued and outstanding, fully paid and non-assessable, at the Closing under this Agreement. SGI will have, on the Closing Date, no outstanding options, warrants or other rights to purchase,


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or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. No preferred stock of SGI is outstanding.

         4.3 SGI has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by SGI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of SGI.

         4.5 The execution of this Agreement has been duly authorized and approved by the Board of Directors of SGI.

         4.6 SGI has delivered to NCC audited financial statements of SGI dated December 31, 2002. Such statements, herein sometimes called "SGI Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of SGI for the periods indicated. All statements of SGI will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the SGI Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of SGI. SGI does not have any material liabilities or obligations, secured or unsecured except as shown on the updated SGI dated December 31, 2002 (whether accrued, absolute, contingent or otherwise).

         4.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of SGI, threatened against SGI or affecting any of its assets or properties, and SGI is not in any material breach or violation of or default under any contract or instrument to which SGI is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by SGI under any contract or other instrument to which SGI is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to SGI. There are, however, several judgments which have been disclosed to NCC, and are listed on the disclosure schedule 4.9 attached hereto and made a part hereof.

         4.9 SGI shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition except pursuant to the proposed minutes of the Board of Directors of SGI presented herewith for approval by NCC.


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         4.10 The representations and warranties of SGI shall be true and correct as of the date hereof and as of the Effective Date.

         4.11 SGI corporate books and records are true records of its actions. SGI will also deliver to NCC on or before the Closing Date any reports relating to the financial and business condition of SGI which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.12 SGI has no employee benefit plan in effect at this time, except ESOP and officers and Directors but no options are outstanding.

         4.13 SGI is current in its filing obligations under the federal securities laws. No report filed by SGI with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements. .

         4.14 SGI agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of NCC and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and SGI expressly assumes such indemnification obligations of NCC.

                                    ARTICLE V

              Obligations of the Parties Pending the Effective Date

         5.1 At all times prior to the Effective Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all


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copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 SGI and NCC shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.


                                   ARTICLE VI

                             Procedure For Exchange

         6.1 At the Closing Date, the exchange shall be effected within 4 business days after receipt by M. A. Littman, as attorney for SGI, of the NCC common stock certificates representing 100% of the issued and outstanding common stock of NCC, together with the signed Exchange Agreements, containing the information necessary to issue the SGI shares to the exchanging shareholders of NCC, by instructing the transfer agent of SGI to issue the new certificates and sending the certificates of SGI by Federal Express to the exchanging shareholders.


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                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Exchange

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 NCC and SGI shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Effective Date and SGI and NCC shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of NCC duly and properly called for such purpose in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for NCC and SGI.

         7.5 The representations and warranties made by NCC and SGI in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         7.6 Securities Laws Compliance. Each shareholder of NCC shall sign an Exchange Agreement as contained on Schedule A.


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         7.7 SGI shall furnish NCC with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of SGI, approving this Agreement and the transactions contemplated by it.

         7.8 It is anticipated that the following SEC filings will need to be made as a result of the Plan and Agreement and the exchange: Forms 8-K, 8K12(g) 3, 13d and 13g, and appropriate amendments to the forms 8-k as may be necessary to include pro forma financials and consolidated financials.

         7.9 All debts of SGI shown on the books of SGI, or not disclosed, shall have been paid and released on or before closing hereunder.

                                  ARTICLE VIII

                           Termination and Abandonment

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Effective Date:

                  (a)      By mutual consent of NCC and SGI;

                  (b) By NCC, or SGI, if any condition set forth in Article VII relating to the other party has not been met by the effective date or has not been waived in writing by the other party;

                  (c) By NCC, or SGI, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                  (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

                  (e) By any party if the Agreement Effective Date is not within 30 days from the date hereof, or if the Closing Date passes without performance.

                  (f) If the Share Purchase Agreement executed and dated con-currently between Surinder Rametra and National Coal Corp. is not closed for any reason.

         8.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the Effective Date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of NCC.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

         To: National Coal Corp.:   Attn:  Jon Nix, President
                                    1308 Joe Hinton Road, Unit 1
                                    Knoxville, TN  37931


To:  Southern Group International, Inc.:


or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.


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         10.6     No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of NCC and SGI. However, either NCC or SGI may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated toissue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.7 The Board of Directors of SGI shall appoint the following individuals to the Board of Directors of SGI concurrent with the closing of the transaction contemplated in this agreement subject to Notice pursuant to Section 14f of the Securities Exchange act of 1934.
                           A)       Charles Kite
                           B)       Jon Nix
                           C)       Farrald Belote

         10.8 Mr. Nix shall be appointed to the Board effective immediately and Mssrs. Kite and Belote shall become effective upon the resignation of the current Board members and compliance with Section 14f approximately ten days after the closing hereunder. The Parties to this agreement hereby agree as follows: As soon after closing as possible, SGI shall take action to obtain shareholder approval of a name change to a name to National Coal Corp.

         10.9 Within ten days after the date of this Agreement, five share-holders of NCC holding a total of 100% of the issued and outstanding shares


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of NCC shall join this Agreement by execution of the signature page hereon or by execution of an Exchange Agreement as contained on Exhibit A hereto which in-corporates this Plan and Agreement of Reorganization. In the event this provi-sion is not complied within the time specified, this Agreement and Plan of Re-organization shall be null and void and all agreements terminated.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 11th day of April, 2003.

                                            SOUTHERN GROUP INTERNATIONAL, INC.


                                            By: __________________________
                                                     President

                                            Attest:________________________
                                                     Secretary

                                            NATIONAL COAL CORP.


                                            By: ____________________________
                                                     President

                                            Attest: ________________________
                                                     Secretary

National Coal Corp. SHAREHOLDERS (by signature below or pursuant to execution of the Exchange Agreement and Representations incorporating this Agreement by reference.)

         Signatures                            Please Print Names

         1_________________________         _____________________________

         2_________________________         _____________________________

         3_________________________         _____________________________

         4_________________________         _____________________________

         5_________________________         _____________________________